Exhibit 99

UMH PROPERTIES, INC.

Juniper Business Plaza

3499 Route 9 North, Suite 3-C

Freehold, NJ 07728

(732) 577-9997

Fax: (732) 577-9980

Date:	January 22, 2025
Contact:	Nelli Madden
732-577-9997

UMH PROPERTIES, INC. ANNOUNCES TAX TREATMENT FOR 2024 DISTRIBUTIONS

FREEHOLD, NJ, JANUARY 22, 2025……UMH Properties, Inc. (NYSE:UMH) (TASE:UMH) today announced the tax treatment of its 2024 distributions. The following tables summarize, for income tax purposes, the nature of cash distributions paid to stockholders of UMH’s common and preferred shares during the calendar year ended December 31, 2024.

Common - CUSIP 903002103

Shown as Dollars ($)
Payment Date	Distributions Per Share	Non-Qualifying Ord. Income (1a)	Total Long-Term Capital Gain (2a)	Unrecaptured Sec. 1250 Gain (2b)	Return of Capital (3)	Section 199A Dividends (5)
3/15/24	$0.205	$0.040241	$0.00	$0.00	$0.164759	$0.040241
6/17/24	$0.215	$0.042204	$0.00	$0.00	$0.172796	$0.042204
9/16/24	$0.215	$0.042204	$0.00	$0.00	$0.172796	$0.042204
12/16/24	$0.215	$0.042204	$0.00	$0.00	$0.172796	$0.042204
TOTAL	$0.850	$0.166853	$0.00	$0.00	$0.683147	$0.166853

Shown as a Percentage (%)
Payment Date	Distributions Per Share	Non-Qualifying Ord. Income (1a)	Total Long-Term Capital Gain (2a)	Unrecaptured Sec. 1250 Gain (2b)	Return of Capital (3)	Section 199A Dividends (5)
3/15/24	$0.205	19.629887%	0%	0%	80.370113%	19.629887%
6/17/24	$0.215	19.629887%	0%	0%	80.370113%	19.629887%
9/16/24	$0.215	19.629887%	0%	0%	80.370113%	19.629887%
12/16/24	$0.215	19.629887%	0%	0%	80.370113%	19.629887%
TOTAL	$0.850	19.629887%	0%	0%	80.370113%	19.629887%

A NYSE Company: Symbol - UMH

since 1968

P a g e | 2

6.375% Series D Cumulative Redeemable Preferred - CUSIP 903002509

Shown as Dollars ($)
Payment Date	Distributions Per Share	Non-Qualifying Ord. Income (1a)	Total Long-Term Capital Gain (2a)	Unrecaptured Sec. 1250 Gain (2b)	Return of Capital (3)	Section 199A Dividends (5)
3/15/24	$0.3984375	$0.3984375	$0.00	$0.00	$0.00	$0.3984375
6/17/24	$0.3984375	$0.3984375	$0.00	$0.00	$0.00	$0.3984375
9/16/24	$0.3984375	$0.3984375	$0.00	$0.00	$0.00	$0.3984375
12/16/24	$0.3984375	$0.3984375	$0.00	$0.00	$0.00	$0.3984375
TOTAL	$1.593750	$1.593750	$0.00	$0.00	$0.00	$1.593750

Shown as a Percentage (%)
Payment Date	Distributions Per Share	Non-Qualifying Ord. Income (1a)	Total Long-Term Capital Gain (2a)	Unrecaptured Sec. 1250 Gain (2b)	Return of Capital (3)	Section 199A Dividends (5)
3/15/24	$0.3984375	100%	0%	0%	0%	100%
6/17/24	$0.3984375	100%	0%	0%	0%	100%
9/16/24	$0.3984375	100%	0%	0%	0%	100%
12/16/24	$0.3984375	100%	0%	0%	0%	100%
TOTAL	$1.593750	100%	0%	0%	0%	100%

NOTE: Section 199A Dividends (Box 5) is a subset of, and is included in, the Total Non-Qualifying Ordinary Income reported in Box 1a.

DIVIDEND REINVESTMENT PLAN DISCOUNTS

Common - CUSIP 903002103

DISCOUNT DATE	FAIR MARKET VALUE ($)	DISCOUNT PRICE ($)	DISCOUNT ON D/R ($)
1/16/2024	15.715	15.000	0.715
2/15/2024	14.455	13.750	0.705
3/15/2024	15.655	15.125	0.530
4/15/2024	15.385	14.875	0.510
5/15/2024	16.035	15.250	0.785
6/17/2024	15.400	14.750	0.650
7/15/2024	17.100	16.250	0.850
8/15/2024	19.465	18.500	0.965
9/16/2024	20.415	19.500	0.915
10/15/2024	18.865	18.000	0.865
11/15/2024	19.295	18.625	0.670
12/16/2024	19.390	18.500	0.890

A NYSE Company: Symbol - UMH

since 1968

P a g e | 3

Shareholders are encouraged to consult with their tax advisors as to the specific tax treatment of the distributions they received from the Company.

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates 139 manufactured home communities, containing approximately 26,200 developed homesites, of which 10,300 contain rental homes, and over 1,000 self-storage units. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Maryland, Michigan, Alabama, South Carolina, Florida and Georgia. Included in the 139 communities are two communities in Florida, containing 363 sites that UMH owns and operates through its joint venture with Nuveen Real Estate.

#####

A NYSE Company: Symbol - UMH

since 1968